              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON OCTOBER 3, 2000

                                                       File No. 333-______

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               COI SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


        Nevada                                       86-09884116
(State or other jurisdiction of                     (IRS Employer
incorporation or organization)                    Identification No.)


 5300 West Sahara, Suite 101, Las Vegas NV                             89102
    (Address of principal executive offices)                        (Zip Code)

                 Consulting Agreements dated September 28, 2000
                            (Full title of the plan)

                                   Angie Kurek
            5300 West Sahara, Suite 101, Las Vegas NV 89102 (Name and
                          address of agent for service)

                                 (905) 201-1952
          (Telephone number, including area code, of agent for service)

                           Copies of Communications to

                           Jonathan D. Leinwand, Esq.
               3370 NE 190th Street, Suite 1805 Aventura, FL 33180
                                 (305) 937-3062



==========================================================================================================================
Title of Securities        Amount to             Proposed maximum              Proposed maximum          Amount of
to be registered         be registered       offering price per share      aggregate offering price   registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock
$.001 Par Value        775,000 Shares              $ 0.25(1)                     $193,750                 $ 51.15
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average bid and asked price of the Common Stock on September 28, 2000.

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933


                                 775,000 Shares

                               Coi Solutions, INC.

                                  Common Stock


        This Prospectus relates to 775,000 shares of common stock, $.001 par value (the "Common Stock"), of COi SolutiOns, Inc., a Nevada corporation (the "Company").

         The Company's common stock is currently traded on the Over-the Counter Bulletin Board under the symbol "COSL".

              ----------------------------------------------------
        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
           -----------------------------------------------------

               The date of this Prospectus is October 3, 2000.

         You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other informationwe file at the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov). Additional information may also be obtained from the Company at 5300 West Sahara, Suite 101, Las Vegas, NV 89102.

                             INCORPORATED DOCUMENTS

The SEC allows the Company to "incorporate by reference" information into this Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to made part of this Prospectus, except for any information superseded by information in this Prospectus.

The Company's Annual Report on Form 10-KSB, filed August 8, 2000, is incorporated herein by reference. In addition, all documents filed or subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, before the termination of this offering, are incorporated by reference.


                      DESCRIPTION OF CONSULTING AGREEMENTS

        The Company has entered into five Consulting Agreements (the "Agreements") dated September 28, 2000, pursuant to which the Company has agreed to issue an aggregate of 775,000 shares (the "Shares") of the Company's Common Stock in payment for consulting services to the Company concerning the matters further described below. The consultants are:

Dr. Joseph Silver, who is a specialist in physiology and the use of alternative medicines. Additionally, he has expertise in medical office management including the handling of insurance patients and claims and the interaction between insurers, patients and medical professionals. Dr. Silver will use this expertise in advising the Company on such matters and shall be a member of its Advisory Board composed of professionals from different fields. Dr. Silver will receive 200,000 shares of the company's common stock.

Dr. Bruce Levy is a chiropractic physician and a specialist in the use of alternative medicines. He will use this expertise in advising the Company on issues dealing with patient care, relations with patients and healthcare professionals, and shall be a member of its Advisory Board composed of professionals from different fields. Dr. Levy will receive 150,000 shares of the company's common stock.

Julie Levine will provide expertise in dealing with internal accounting and bookkeeping procedures. For her services she will receive 125,000 shares of the company's common stock.

Steven Salzburg has extensive experience in marketing and advertising. He will use this expertise in advising the Company on issues dealing with the creation of marketing and advertising materials and will guide the company in evaluating the need for an internal marketing group or the hiring of outside marketing and advertising professionals. For his services Mr. Salzburg will receive 100,000 shares of the company's common stock.

Hal Richard is a Certified Public Accountant and has extensive experience in accounting and auditing. He will use this expertise in advising the Company and the Audit Committee of the Board of Directors on various auditing and accounting issues. Mr. Richard will receive 200,000 shares of the Company's common Stock.

The agreements are for a term of one year commencing on the date of the Agreements. The Agreements are separate and the Consultants will provide their services separately.

REGISTRATION OF THE SHARES

        Pursuant to the Agreement, the Company has agreed to register the Shares on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, in connection with their original issuance to the consultant. This Prospectus relates to a Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission on the date hereof and which became effective as of such filing.

RESALE OF THE SHARES

        The Agreements do not impose any restrictions on the resale of the Shares. However, if a recipient of Shares is or becomes an "affiliate" of the Company, as such term is defined in Rule 144 promulgated under the Securities Act, at any such time, such person will be subject to the limitations on the amount of securities which may be sold imposed under Rule 144(e)(1). Rule 144(e)(1) generally provides that the number of shares of Common Stock which may be sold in any three month period may not exceed the greater of (i) 1% of the outstanding Common Stock as shown by the most recent published report of the Company or (ii) the average weekly reported volume of trading in the Common Stock, as reported through NASDAQ, for the four weeks preceding the filing of a notice of proposed sale of the Common Stock, if required under Rule 144(b) under the Securities Act, or preceding the date of receipt of the order to execute the transaction by the broker or the date of execution directly with a market maker.

        Additional information regarding the Agreements not set forth in this Prospectus may be obtained from the Company at 5300 West Sahara, Suite 101, Las Vegas, NV 89102.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        At the time of issuance of the Shares, the consultant recognized ordinary income for federal income tax purposes in an amount equal to the then fair market value of the Shares received by such consultant.

        The consultant will recognize gain or loss on the subsequent sale of the Shares in an amount equal to the difference between the amount realized and the tax basis of such Shares, which will equal the amount included in the consultant's income by reason of the issuance of the Shares. Provided such Shares are held as a capital asset, such gain or loss will be long-term or short-term capital gain or loss depending upon whether the Shares have been held for more than one year.

        The Agreement is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, and is not qualified under Section 401(a) of the Code.

        This discussion is only a summary of certain significant federal income tax consequences and each consultant should consult an independent tax adviser as to all of the federal and state income tax consequences relating to the receipt or sale of the Shares.

                              CERTAIN INFORMATION

        The documents incorporated by reference in Item 3 of Part II of the Form S-8, and any other documents required to be delivered pursuant to Rule 428(b), promulgated under the Securities Act, are available from the Company, without charge, upon written or oral request. Requests for documents should be directed to the President of the Company. The documents incorporated by reference in Item 3 of Part II of the Form S-8 are also incorporated in this Prospectus by reference thereto.

                              COi Solutions Inc.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission") by COi Solutions, Inc. (the "Company" or the "Registrant"):

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal period ended December 31, 1999;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000; and

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Registrant with the Commission since December 31, 1999.

        All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"). Holders of the Common Stock have one vote per share on each matter submitted to a vote of stockholders, the right to receive such dividends, if any, as may be declared by the Board of Directors out of assets legally available therefor and the right to receive net assets in liquidation after payment of all amounts due to creditors and all preferential amounts due to holders of any preferred stock. Holders of the Common Stock have no conversion rights and are not entitled to any preemptive or subscription rights. The Common Stock is not subject to redemption or any further calls or assessments. The Common Stock has noncumulative voting rights in the election of directors.


        The Common Stock is traded in the over-the-counter market (the "OTC Bulletin Board and quoted under the symbol "COSL".


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company, against expenses actually and reasonably incurred by them in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

       4.1 Consulting Agreement dated September 28, 2000 between the Registrant and Joseph Silver.

       4.2 Consulting Agreement dated September 28, 2000 between the Registrant and Bruce Levy

       4.3 Consulting Agreement dated September 28, 2000 between the Registrant and Julie Levine

       4.4 Consulting Agreement dated September 28, 2000 between the Registrant and Steven Salzburg

       4.5 Consulting Agreement dated September 28, 2000 between the Registrant and Hal Richard

       5.1   Opinion of Counsel


ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) to provide any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement; provided however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on October 3, 2000.

                                      COi Solutions, INC.


                                      By: /s/ Robert Wilder
                                          ----------------------------------
                                          Robert Wilder
                                          Chief Executive Officer/Director


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                          Title                            Date
     ---------                          -----                            ----
/s/ Robert Wilder                   CEO (principal             October 3, 2000
-----------------------------       executive officer)
Robert Wilder                       and Director

/s/ Robert Jones                    President/Director         October 3, 2000
-----------------------------

/s/ Gary W. Evans                   Chief Financial/           October 3, 2000
-----------------------------       Director

                                      S-1

                                 EXHIBIT INDEX


          4.1 Consulting Agreement dated September 28, 2000 between the Registrant and Joseph Silver.

          4.2 Consulting Agreement dated September 28, 2000 between the Registrant and Bruce Levy

          4.3 Consulting Agreement dated September 28, 2000 between the Registrant and Julie Levine

          4.4 Consulting Agreement dated September 28, 2000 between the Registrant and Steven Salzburg

          4.5 Consulting Agreement dated September 28, 2000 between the Registrant and Hal Richard

          5.1       Opinion of Counsel

                              CONSULTING AGREEMENT



THIS CONSULTING AGREEMENT is entered into as of September 28 , 2000 by and between COI SOLUTIONS, INC. a Nevada corporation (the "Company"), and Joseph Silver, an individual (the "Consultant")



                                   WITNESSETH:

         WHEREAS, the Company desires to receive the benefit of the expertise, knowledge and experience of the Consultant in connection business services provided to the Company;


         WHEREAS, each of the Company and the Consultant desires to enter into this Consulting Agreement;


        NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties set forth herein, the parties hereby agree as follows;


         1.       Term and Services.

                  a. Commencing as of the date hereof, and continuing thereafter through September 30, 2001 (the "Consulting Period"), the Consultant shall consult with the company in an advisory capacity when reasonably requested to do so by the Company in connection with the Company's business; provided that the consultations shall be performed in the place or places and at the time or times and in the manner that shall be reasonably acceptable to the Consultant.


                   b. The Consultant is a specialist in physiology and the use of alternative medicines. Additionally, the Consultant has expertise in medical office management including the handling of insurance patients and claims and the interaction between insurers, patients and medical professionals. The Consultant will use this expertise in advising the Company on such matters and shall be a member of its Advisory Board composed of professionals from different fields.


         2. Compensation. As compensation for performing consulting services for the Company during the Consulting Period, the Company shall cause Two Hundred Thousand (200,000) shares of its Common Stock, par value $001 per share, to be issued to the Consultant.

The Company use its best efforst to register such shares for resale on Form S-8 as soon as practicable.


         3        Proprietary Information.

                  a. Upon termination of this Consulting Agreement for any reason, the Consultant shall forthwith deliver or cause to be delivered to the Company any and all "propriety information" including drawings, notebooks, keys, data and other documents and materials belonging to the Company which is in his possession or under his control relating to the Company or the Company's Business, and will deliver upon such expiration any other property of the Company which is in his possession or under his control.

                  b. For purposes of this Consulting Agreement, the term "proprietary information" shall mean any information relating to the Company's Business that has not previously been publicly released by duly authorized representatives of the Company and shall included, without limitation, information included in all drawings, designs, plans, proposals, marketing and sales programs, financial information, costs, pricing information,, customer information and all methods, concepts or ideas in or reasonably related to the Company's Business. The Consultant understands and agrees that all "proprietary information" conceived by him either along or with others or provided to him by the Company or others is the sole and exclusive property of the Company.


         4.       Miscellaneous Provision.


                  a. Neither the Consultant nor the Company may at any time assign this consulting Agreement nor any right or interest hereunder. This Consulting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                  b. For purposes of the Consulting Agreement, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated companies of the company in existence from time to time.


                  c. Any notice, request, instruction or other documentation required or permitted to be given hereunder shall be sufficient if in writing and had delivered or sent by United States or Canadian mail, certified mail, return receipt requested, to the parties at their respective addressees. Either party may change the address to which notices shall be delivered by notice given to the other party as provided herein. For all purposes, the date of the giving of any notice hereunder shall be the date of the hand delivery or three days after the mailing thereof.

                  d. This Consulting Agreement contains the entire agreement of the parties with respect to the subject matter hereof and any and all prior negotiations, agreements or understandings relating thereto, whether written or oral, are superseded hereby. This Consulting Agreement may not be changed, modified, extended, renewed or supplemented and o provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement or any changed, modification, extension, renewal supplement or waive is sought.


                  e. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of law thereof.

                  f. The invalidity of any portion of this Consulting Agreement shall not affect the enforceability of the remaining portions of this Consulting Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be declared invalid by a court of competent jurisdiction, this Consulting Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been inserted.


                  g. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any of such terms, covenants or conditions, nor shall any waiver of relinquishment or any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.



         IN WITNESS WHEREOF, the parties have executed and delivered this Consulting Agreement as of the date first written above.


                                    COI SOLUTIONS, INC.


                                    By /S/ ROBERT JONES
                                       -----------------------------
                                           Robert Jones
                                           President


                                    /S/ JOSEPH SILVER
                                    --------------------------------
                                           Joseph Silver

                              CONSULTING AGREEMENT



THIS CONSULTING AGREEMENT is entered into as of September 28 , 2000 by and between COI SOLUTIONS, INC. a Nevada corporation (the "Company"), and Bruce Levy, an individual (the "Consultant")



                                   WITNESSETH:

         WHEREAS, the Company desires to receive the benefit of the expertise, knowledge and experience of the Consultant in connection business services provided to the Company;


         WHEREAS, each of the Company and the Consultant desires to enter into this Consulting Agreement;


         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties set forth herein, the parties hereby agree as follows;


         2.       Term and Services.

                  a. Commencing as of the date hereof, and continuing thereafter through September 30, 2001 (the "Consulting Period"), the Consultant shall consult with the company in an advisory capacity when reasonably requested to do so by the Company in connection with the Company's business; provided that the consultations shall be performed in the place or places and at the time or times and in the manner that shall be reasonably acceptable to the Consultant.


                   b. The Consultant is a chiropractic physician and a specialist in the use of alternative medicines. The Consultant will use this expertise in advising the Company on issues dealing with patient care, relations with patients and healthcare professionals, and shall be a member of its Advisory Board composed of professionals from different fields.


         2. Compensation. As compensation for performing consulting services for the Company during the Consulting Period, the Company shall cause One Hundred FiftyThousand (150,000) shares of its Common Stock, par value $001 per share, to be issued to the Consultant. The Company use its best efforst to register such shares for resale on Form S-8 as soon as practicable.

         3        Proprietary Information.

                  a. Upon termination of this Consulting Agreement for any reason, the Consultant shall forthwith deliver or cause to be delivered to the Company any and all "propriety information" including drawings, notebooks, keys, data and other documents and materials belonging to the Company which is in his possession or under his control relating to the Company or the Company's Business, and will deliver upon such expiration any other property of the Company which is in his possession or under his control.

                  b. For purposes of this Consulting Agreement, the term "proprietary information" shall mean any information relating to the Company's Business that has not previously been publicly released by duly authorized representatives of the Company and shall included, without limitation, information included in all drawings, designs, plans, proposals, marketing and sales programs, financial information, costs, pricing information,, customer information and all methods, concepts or ideas in or reasonably related to the Company's Business. The Consultant understands and agrees that all "proprietary information" conceived by him either along or with others or provided to him by the Company or others is the sole and exclusive property of the Company.


         4.       Miscellaneous Provision.


                  a. Neither the Consultant nor the Company may at any time assign this consulting Agreement nor any right or interest hereunder. This Consulting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                  b. For purposes of the Consulting Agreement, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated companies of the company in existence from time to time.


                  c. Any notice, request, instruction or other documentation required or permitted to be given hereunder shall be sufficient if in writing and had delivered or sent by United States or Canadian mail, certified mail, return receipt requested, to the parties at their respective addressees. Either party may change the address to which notices shall be delivered by notice given to the other party as provided herein. For all purposes, the date of the giving of any notice hereunder shall be the date of the hand delivery or three days after the mailing thereof.


                  d. This Consulting Agreement contains the entire agreement of the parties with respect to the subject matter hereof and any and all prior negotiations, agreements or understandings relating thereto, whether written or oral, are superseded hereby. This Consulting

Agreement may not be changed, modified, extended, renewed or supplemented and o provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement or any changed, modification, extension, renewal supplement or waive is sought.


                  e. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of law thereof.

                  f. The invalidity of any portion of this Consulting Agreement shall not affect the enforceability of the remaining portions of this Consulting Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be declared invalid by a court of competent jurisdiction, this Consulting Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been inserted.


                  g. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any of such terms, covenants or conditions, nor shall any waiver of relinquishment or any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.



         IN WITNESS WHEREOF, the parties have executed and delivered this Consulting Agreement as of the date first written above.


                                         COI SOLUTIONS, INC.


                                         By/S/ ROBERT JONES
                                           -----------------------------
                                                  Robert Jones
                                                  President


                                         /S/ BRUCE LEVY
                                         -------------------------------
                                                  Bruce Levy

                              CONSULTING AGREEMENT



THIS CONSULTING AGREEMENT is entered into as of September 28 , 2000 by and between COI SOLUTIONS, INC. a Nevada corporation (the "Company"), and Julie Levine, an individual (the "Consultant")



                                   WITNESSETH:

         WHEREAS, the Company desires to receive the benefit of the expertise, knowledge and experience of the Consultant in connection business services provided to the Company;


         WHEREAS, each of the Company and the Consultant desires to enter into this Consulting Agreement;


         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties set forth herein, the parties hereby agree as follows;

         3.       Term and Services.

                  a. Commencing as of the date hereof, and continuing thereafter through September 30, 2001 (the "Consulting Period"), the Consultant shall consult with the company in an advisory capacity when reasonably requested to do so by the Company in connection with the Company's business; provided that the consultations shall be performed in the place or places and at the time or times and in the manner that shall be reasonably acceptable to the Consultant.


                   b. The Consultant has extensive experience in accounting. The Consultant will use this expertise in advising the Company on issues dealing with internal accounting and bookkeeping procedures.


         2. Compensation. As compensation for performing consulting services for the Company during the Consulting Period, the Company shall cause One Hundred Twenty Five Thousand (125,000) shares of its Common Stock, par value $001 per share, to be issued to the Consultant. The Company use its best efforts to register such shares for resale on Form S-8 as soon as practicable.

         3        Proprietary Information.

                  a. Upon termination of this Consulting Agreement for any reason, the Consultant shall forthwith deliver or cause to be delivered to the Company any and all "propriety information" including drawings, notebooks, keys, data and other documents and materials belonging to the Company which is in his possession or under his control relating to the Company or the Company's Business, and will deliver upon such expiration any other property of the Company which is in his possession or under his control.

                  b. For purposes of this Consulting Agreement, the term "proprietary information" shall mean any information relating to the Company's Business that has not previously been publicly released by duly authorized representatives of the Company and shall included, without limitation, information included in all drawings, designs, plans, proposals, marketing and sales programs, financial information, costs, pricing information,, customer information and all methods, concepts or ideas in or reasonably related to the Company's Business. The Consultant understands and agrees that all "proprietary information" conceived by him either along or with others or provided to him by the Company or others is the sole and exclusive property of the Company.


         4.       Miscellaneous Provision.

                  a. Neither the Consultant nor the Company may at any time assign this consulting Agreement nor any right or interest hereunder. This Consulting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                  b. For purposes of the Consulting Agreement, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated companies of the company in existence from time to time.


                  c. Any notice, request, instruction or other documentation required or permitted to be given hereunder shall be sufficient if in writing and had delivered or sent by United States or Canadian mail, certified mail, return receipt requested, to the parties at their respective addressees. Either party may change the address to which notices shall be delivered by notice given to the other party as provided herein. For all purposes, the date of the giving of any notice hereunder shall be the date of the hand delivery or three days after the mailing thereof.


                  d. This Consulting Agreement contains the entire agreement of the parties with respect to the subject matter hereof and any and all prior negotiations, agreements or understandings relating thereto, whether written or oral, are superseded hereby. This Consulting Agreement may not be changed, modified, extended, renewed or supplemented and o provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement or any changed, modification, extension, renewal supplement or waive is sought.


                  e. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of law thereof.

                  f. The invalidity of any portion of this Consulting Agreement shall not affect the enforceability of the remaining portions of this Consulting Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be declared invalid by a court of competent jurisdiction, this Consulting Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been inserted.


                  g. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any of such terms, covenants or conditions, nor shall any waiver of relinquishment or any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.



         IN WITNESS WHEREOF, the parties have executed and delivered this Consulting Agreement as of the date first written above.


                                    COI SOLUTIONS, INC.


                                    By/S/ ROBERT JONES
                                      -----------------------------
                                             Robert Jones
                                             President


                                    /S/ JULIE LEVINE
                                    -------------------------------
                                             Julie Levine

                              CONSULTING AGREEMENT



THIS CONSULTING AGREEMENT is entered into as of September 28 , 2000 by and between COI SOLUTIONS, INC. a Nevada corporation (the "Company"), and Steven Salzburg, an individual (the "Consultant")



                                   WITNESSETH:

         WHEREAS, the Company desires to receive the benefit of the expertise, knowledge and experience of the Consultant in connection business services provided to the Company;


         WHEREAS, each of the Company and the Consultant desires to enter into this Consulting Agreement;


         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties set forth herein, the parties hereby agree as follows;


         4.       Term and Services.

                  a. Commencing as of the date hereof, and continuing thereafter through September 30, 2001 (the "Consulting Period"), the Consultant shall consult with the company in an advisory capacity when reasonably requested to do so by the Company in connection with the Company's business; provided that the consultations shall be performed in the place or places and at the time or times and in the manner that shall be reasonably acceptable to the Consultant.


                   b. The Consultant has extensive experience in marketing and advertising. The Consultant will use this expertise in advising the Company on issues dealing with the creation of marketing and advertising materials and will guide the company in evaluating the need for an internal marketing group or the hiring of outside marketing and advertising professionals.


         2. Compensation. As compensation for performing consulting services for the Company during the Consulting Period, the Company shall cause One Hundred Thousand (100,000) shares of its Common Stock, par value $001 per share, to be issued to the Consultant. The Company use its best efforts to register such shares for resale on Form S-8 as soon as practicable.

         3        Proprietary Information.

                  a. Upon termination of this Consulting Agreement for any reason, the Consultant shall forthwith deliver or cause to be delivered to the Company any and all "propriety information" including drawings, notebooks, keys, data and other documents and materials belonging to the Company which is in his possession or under his control relating to the Company or the Company's Business, and will deliver upon such expiration any other property of the Company which is in his possession or under his control.

                  b. For purposes of this Consulting Agreement, the term "proprietary information" shall mean any information relating to the Company's Business that has not previously been publicly released by duly authorized representatives of the Company and shall included, without limitation, information included in all drawings, designs, plans, proposals, marketing and sales programs, financial information, costs, pricing information,, customer information and all methods, concepts or ideas in or reasonably related to the Company's Business. The Consultant understands and agrees that all "proprietary information" conceived by him either along or with others or provided to him by the Company or others is the sole and exclusive property of the Company.


         4.       Miscellaneous Provision.


                  a. Neither the Consultant nor the Company may at any time assign this consulting Agreement nor any right or interest hereunder. This Consulting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                  b. For purposes of the Consulting Agreement, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated companies of the company in existence from time to time.


                  c. Any notice, request, instruction or other documentation required or permitted to be given hereunder shall be sufficient if in writing and had delivered or sent by United States or Canadian mail, certified mail, return receipt requested, to the parties at their respective addressees. Either party may change the address to which notices shall be delivered by notice given to the other party as provided herein. For all purposes, the date of the giving of any notice hereunder shall be the date of the hand delivery or three days after the mailing thereof.


                  d. This Consulting Agreement contains the entire agreement of the parties with respect to the subject matter hereof and any and all prior negotiations, agreements or understandings relating thereto, whether written or oral, are superseded hereby. This Consulting Agreement may not be changed, modified, extended, renewed or supplemented and o provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement or any changed, modification, extension, renewal supplement or waive is sought.


                  e. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of law thereof.

                  f. The invalidity of any portion of this Consulting Agreement shall not affect the enforceability of the remaining portions of this Consulting Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be declared invalid by a court of competent jurisdiction, this Consulting Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been inserted.


                  g. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any of such terms, covenants or conditions, nor shall any waiver of relinquishment or any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.



         IN WITNESS WHEREOF, the parties have executed and delivered this Consulting Agreement as of the date first written above.


                                   COI SOLUTIONS, INC.


                                   By/S/ ROBERT JONES
                                     -----------------------------
                                            Robert Jones
                                            President


                                   /s/STEVEN SALZBURG
                                   --------------------------------
                                            Steven Salzburg

                              CONSULTING AGREEMENT



THIS CONSULTING AGREEMENT is entered into as of September 28 , 2000 by and between COI SOLUTIONS, INC. a Nevada corporation (the "Company"), and Hal Richard, an individual (the "Consultant")



                                   WITNESSETH:

         WHEREAS, the Company desires to receive the benefit of the expertise, knowledge and experience of the Consultant in connection business services provided to the Company;


         WHEREAS, each of the Company and the Consultant desires to enter into this Consulting Agreement;


         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties set forth herein, the parties hereby agree as follows;


         5.       Term and Services.

                  a. Commencing as of the date hereof, and continuing thereafter through September 30, 2001 (the "Consulting Period"), the Consultant shall consult with the company in an advisory capacity when reasonably requested to do so by the Company in connection with the Company's business; provided that the consultations shall be performed in the place or places and at the time or times and in the manner that shall be reasonably acceptable to the Consultant.


                   b. The Consultant has extensive experience in accounting and auditing. The Consultant will use this expertise in advising the Company and the Audit Committee of the Board of Directors on various auditing and accounting issues.


         2. Compensation. As compensation for performing consulting services for the Company during the Consulting Period, the Company shall cause Two Hundred Thousand (200,000) shares of its Common Stock, par value $001 per share, to be issued to the Consultant. The Company use its best efforts to register such shares for resale on Form S-8 as soon as practicable.

         3        Proprietary Information.

                  a. Upon termination of this Consulting Agreement for any reason, the Consultant shall forthwith deliver or cause to be delivered to the Company any and all "propriety information" including drawings, notebooks, keys, data and other documents and materials belonging to the Company which is in his possession or under his control relating to the Company or the Company's Business, and will deliver upon such expiration any other property of the Company which is in his possession or under his control.

                  b. For purposes of this Consulting Agreement, the term "proprietary information" shall mean any information relating to the Company's Business that has not previously been publicly released by duly authorized representatives of the Company and shall included, without limitation, information included in all drawings, designs, plans, proposals, marketing and sales programs, financial information, costs, pricing information,, customer information and all methods, concepts or ideas in or reasonably related to the Company's Business. The Consultant understands and agrees that all "proprietary information" conceived by him either along or with others or provided to him by the Company or others is the sole and exclusive property of the Company.


         4.       Miscellaneous Provision.

                  a. Neither the Consultant nor the Company may at any time assign this consulting Agreement nor any right or interest hereunder. This Consulting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                  b. For purposes of the Consulting Agreement, the term " Company" shall mean and include any and all subsidiaries, parents and affiliated companies of the company in existence from time to time.

                  c. Any notice, request, instruction or other documentation required or permitted to be given hereunder shall be sufficient if in writing and had delivered or sent by United States or Canadian mail, certified mail, return receipt requested, to the parties at their respective addressees. Either party may change the address to which notices shall be delivered by notice given to the other party as provided herein. For all purposes, the date of the giving of any notice hereunder shall be the date of the hand delivery or three days after the mailing thereof.


                  d. This Consulting Agreement contains the entire agreement of the parties with respect to the subject matter hereof and any and all prior negotiations, agreements or understandings relating thereto, whether written or oral, are superseded hereby. This Consulting Agreement may not be changed, modified, extended, renewed or supplemented and o provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement or any changed, modification, extension, renewal supplement or waive is sought.


                  e. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of law thereof.

                  f. The invalidity of any portion of this Consulting Agreement shall not affect the enforceability of the remaining portions of this Consulting Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be declared invalid by a court of competent jurisdiction, this Consulting Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been inserted.


                  g. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any of such terms, covenants or conditions, nor shall any waiver of relinquishment or any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.



         IN WITNESS WHEREOF, the parties have executed and delivered this Consulting Agreement as of the date first written above.


                                COI SOLUTIONS, INC.


                                By /s/ ROBERT JONES
                                       -----------------------------
                                         Robert Jones
                                         President


                                /s/ HAL RICHARD
                                    ---------------------------------
                                         Hal Richard

                                   EXHIBIT 5

[Letterhead of Jonathan D. Leinwand, P.A.]


                               October 3, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


                  Re: COi Solutions, Inc.
                      Registration Statement on Form S-8

Gentlemen:

  I have been requested by COi Solutions, Inc. (the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with the Registration Statement on Form S-8,covering a total of 775,000 shares of common stock, which shares are being issued for services by Joseph Silver, Bruce Levy, Julie Levine, Steven Salzburg and Hal Richard, consultants, to the Registrant.

  In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in the registration statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act or 1934. I have further determined that the shares have been legally issued, and are fully paid and non-assessable shares of the Registrant. Further, the Registrant has duly authorized the issuance of the shares and the filing of this Registration Statement on Form S-8.

  I hereby consent to the inclusion of this opinion in the Registration Statement on Form S-8.



                                 Very truly yours,

                                 JONATHAN D. LEINWAND, P.A.


                                 /s/ Jonathan D. Leinwand
                                 -------------------------
                                Jonathan D. Leinwand, Esq.